                                                                    EXHIBIT 10.1

                          FIFTH MODIFICATION AGREEMENT


DATE:    November 1, 1998

PARTIES: Borrower:         WHITE ELECTRONIC DESIGNS CORPORATION,
                           an Indiana corporation, formerly known as Bowmar
                           Instrument Corporation

         Lender:           BANK ONE, ARIZONA, NA,
                           a national banking association

RECITALS:

         A. Pursuant to that Loan Agreement dated August 28, 1995 (the "Loan Agreement"), as amended by the modification documents described below, Lender has extended to Borrower the following credit facilities (the "Loans"):

                  1. A revolving line of credit (the "RLC") in the principal amount of $4,000,000.00, evidenced by the Revolving Promissory Note, dated August 28, 1995 ("RLC Note"). The unpaid principal of the RLC as of November 1, 1998 was $0.00.

                  2. A term loan (the "Term Loan") in the principal amount of $4,200,000.00, evidenced by the Promissory Note (Term Note), dated August 28, 1995 ("Term Note"). The unpaid principal of the Term Note as of the date hereof is $2,000,000.00.

                  3. A revolving line of credit/term loan (the "RLT") in the principal amount of $1,200,000.00, evidenced by the Revolving Promissory Note (RLT) dated March 28, 1997 (the "RLT Note"). The unpaid principal balance of the RLT as of the date hereof is $999,599.00.

         B. The Loans are secured by, among other things, the following:

                  1. Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated August 28, 1995 (the "Indiana Mortgage"), by Borrower, as debtor, in favor of Lender, as secured party, covering real property located in Wayne County, Indiana.

                  2. Security Agreement dated August 28, 1995 (the "Security Agreement"), by Borrower, as debtor, in favor of Lender, as secured party, covering the personal property described therein.
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The agreements, documents, and instruments securing the Loans are referred to individually and collectively as the "Security Documents."

         C. Lender and Borrower have previously executed a Modification Agreement dated April 26, 1996, a Second Modification dated August 9, 1996, a Third Modification Agreement dated March 28, 1997, a Modification of Mortgage (Indiana) dated March 28, 1997, a Fourth Amendment to Credit Agreement dated March 16, 1998, and a Promissory Note Modification dated March 16, 1998 (collectively, the "Modifications"), modifying the terms of the Loans, the RLC Note, the Term Note, the RLT Note, the Loan Agreement and/or the Security Documents. The RLC Note, the Term Note and the RLT Note are sometimes referred to individually and collectively as the "Note." The Note, the Loan Agreement, the Security Documents, any arbitration resolution, any environmental certification and indemnity agreement, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loans, as modified by the Modifications, are sometimes referred to individually and collectively as the "Loan Documents." Hereinafter, "Note," "Loan Agreement," and each "Security Document," shall mean such document as modified in the Modifications.

         D. Borrower has requested that Lender modify certain provisions in the Loan Documents as provided herein. Lender is willing to extend to Borrower such additional loan and so modify the Loan Documents, subject to the terms and conditions herein.

                                   AGREEMENT:

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

SECTION 1.  ACCURACY OF RECITALS.

         Borrower acknowledges the accuracy of the Recitals.

SECTION 2.  MODIFICATION OF LOAN DOCUMENTS; OTHER AGREEMENTS.

         2.1 The RLT is hereby refinanced and consolidated into the Term Loan and the Term Loan is hereby modified, all in accordance with the terms and provisions of this Agreement and the Loan Agreement and the Term Note, as modified by this Agreement. Hereinafter, the RLT and Borrower's obligations thereunder shall be evidenced by the Term Note and the provisions of the Loan Agreement and the other Loan Documents relating to the Term Loan, as modified by this Agreement. The outstanding principal balance of the Term Loan, as modified by this Agreement, is $2,974,599.42. There are no undisbursed proceeds available under the Term Loan.

         2.2 Paragraphs A, B, C and D on pages 1 and 2 of the Term Note and the definitions on page 2 of the Term Note are hereby deleted and replaced in their entirety with the provisions set forth below:


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                  A. Except as otherwise provided herein, the unpaid principal balance of this Note shall accrue at a rate per annum which shall from time to time be equal to the Fixed Rate. The interest rate on this Note is subject to fluctuation based upon the LIBOR Rate of interest in effect from time to time. Each change in the rate to be charged on this Note shall become effective without notice on the commencement of each Interest Period based upon the LIBOR Rate then in effect.

                  B. Notwithstanding any provision of this Note or the Loan Agreement to the contrary, Holder shall be entitled to fund and maintain its funding of all or any part of this Note in any manner it sees fit; provided, however, for the purpose of this Note, all determinations thereunder shall be made as if Holder had actually funded and maintained the outstanding principal balance of this Note through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Fixed Rate for such Interest Period.

                  C. Commencing on December 1, 1998, and on the first day of each month thereafter, principal and interest shall be due and payable in successive monthly installments each in the sum of (i) the principal amount of $29,362.85, plus (ii) all accrued interest.

                  D. The entire unpaid principal balance, all accrued and unpaid interest and all other amounts due and payable hereunder shall be due and payable in full on the Maturity Date.

         As used in this Note:

                  "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

                  "Fixed Rate" means the rate per annum equal to the sum of (i) two and one-half percent (2.5%) per annum, and (ii) the LIBOR Rate.

                  "Interest Period" means each consecutive one month period (the first of which shall commence on November 1, 1998) effective as of the first day of each Interest Period and ending on the last day of each Interest Period, providing that if any Interest Period is scheduled to end on a date for which there is no numerical equivalent to the date on which the Interest Period commenced, then it shall end instead on the last day of such calender month.

                  "LIBOR Rate" means, with respect to each Interest Period, the offered rate for U.S. Dollar deposits of not less than $1,000,000.00 as of 11:00 A.M. City of London, England time two Business Days prior to the first date of such Interest Period as shown on the display designated as "British Bankers Assoc. Interest


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
         Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by Holder from an alternate, substantially similar independent source available to Holder or shall be calculated by Holder by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

                  "Maturity Date" means November 30, 2003.

         2.3 The portion of the Term Note commencing with the last carry-over paragraph on page 3 of the Note, that commences with "Maker may prepay . . .," through the nonindented paragraph on page 4 of the Note, that commences with "The maturity date and . . .," is hereby deleted and replaced in its entirety with the following:

                  Maker may prepay all or any portion of this Note, provided that if Maker makes any such prepayment other than on the last day of the Interest Period, Maker with such prepayment, shall pay all accrued interest on the principal amount prepaid, and on demand, shall reimburse Holder and hold Holder harmless from all losses and expenses incurred by Holder as a result of such prepayment, including, without limitation, any losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain the principal amount prepaid. Such reimbursement shall be calculated as though Holder funded the principal amount prepaid through the purchase of U.S. Dollar deposits in the London, England interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Fixed Rate for such Interest Period, whether in fact that is the case or not. Holder's determination of the amount of such reimbursement shall be conclusive in the absence of manifest error.

         2.4 The face amount of the RLC Note is hereby increased to $6,000,000.00. All references in the RLC Note to the amount of $4,000,000.00 are hereby modified to refer to the amount of $6,000,000.00.

         2.5 Recital A on page 1 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  A. Borrower has applied to Lender for a revolving line of credit facility (the "RLC") in the principal amount of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00) for the purpose of providing working capital financing for Borrower's business.

         2.6 All references in the Loan Agreement to the RLT are hereby deleted in their entirety. In that regard, Recital C on page 1 of the Loan Agreement and
Article 4 of the Loan Agreement are hereby deleted their entirety.


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         2.7 The following definitions are either added to Section 1.1 of the
Loan Agreement or are set forth in Section 1.1 of the Loan Agreement and are hereby amended in their entirety to read as follows:

                  "Accounts Receivable" means, as of any date, accounts receivable of Borrower and EDI.

                  "Borrowing Base" means an amount equal to:

                           (a) Eighty percent (80%) of the outstanding amount of
                  all Eligible Accounts Receivable of Borrower and EDI, as determined in accordance with GAAP; plus

                           (b) The lesser of (i) forty percent (40%) of the
                  lower of cost or market value on an inventory line item basis the Net Eligible Inventory of Borrower and EDI, as determined in accordance with GAAP, and (ii) $2,000,000.00.

                  "Collateral" means all property of Borrower and EDI subject to the Security Documents.

                  "Debt Coverage Ratio" means the ratio of EBIDA to the sum of CMLTD plus interest expense.

                  "EBIDA" means the sum of Borrower's aggregate net income or loss for a period, plus interest expense, depreciation expense and amortization expense recognized in the computation of Borrower's aggregate net income or loss for such period, as determined in accordance with GAAP.

                  "EBIT" means the sum of Borrower's aggregate net income or loss for a period, plus interest expense, and tax expense recognized in the computation of Borrower's aggregate net income or loss for such period, as determined in accordance with GAAP

                  "EDI" means Electronic Designs, Inc., a Delaware corporation, a wholly owned subsidiary of Borrower.

                  "Gross Eligible Inventory" means all finished goods and raw materials of Bowmar Technologies, White Microelectronics and EDI that are not in any case subject to any prior Lien.

                  "Net Eligible Inventory" means Gross Eligible Inventory less the sum of (i) the sum of all accounts payable or trade payables of Borrower and EDI aged


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         forty-five (45) days from the invoice/statement date for such accounts,
         (ii) the sum of all work in process of Borrower and EDI.

                  "NITDA" means the Net Income for the prior twelve (12) month period, plus all amounts deducted or deductible for taxes, plus all expenses incurred in connection with the merger of EDI with a subsidiary of Borrower, to the extent such expenses are included in the calculation of Net Income.

                  "RLC Commitment" means the sum of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00).

                  "Term Maturity Date" means November 30, 2003.

                  "Total Funded Debt" means the sum of (i) CMLTD, (ii) Borrower's long term debt, (iii) the outstanding balance of the RLC, and (iv) capital lease obligations.

         2.8 Section 2.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  2.2 Revolving Line. Subject to the terms and conditions set forth in this Loan Agreement, the RLC shall be a revolving line of credit, against which RLC Advances may be made to Borrower, repaid by Borrower, and new RLC Advances made to Borrower, as Borrower may request, provided that (i) no RLC Advance shall be made if an Event of Default shall be continuing, or if any event has occurred which, with the giving of notice or passage of time, or both, would constitute an Event of Default, (ii) no RLC Advance shall be made that would cause the outstanding principal balance of the RLC to exceed the lesser of
         (A) the RLC Commitment, or (B) the Borrowing Base, and (iii) no RLC Advance shall be made on or after the RLC Maturity Date.

         2.9 Section 2.5 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  2.5 Excess Balance Repayment. There shall be due and payable from Borrower to Lender, and Borrower shall immediately repay to Lender, without notice or demand, from time to time, any amount by which the outstanding principal balance of the RLC exceeds the lesser of (i) the RLC Commitment, or (ii) the Borrowing Base.

         2.10 Section 3.2 of the Loan Agreement is hereby amended in its entirety to read as follows:



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                  3.2 Term Note. The Term Loan shall be evidenced by the Term
         Note, and shall bear interest and be payable to Lender upon the terms and conditions contained therein.

         2.11 Section 6.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  6.1 Security. So long as the Loans are outstanding, Borrower shall cause the Loans and Borrower's obligations under this Loan Agreement to be secured at all times by one or more valid and effective security agreements (severally and collectively, the "Security Agreement"), duly executed and delivered by or on behalf of Borrower, granting Lender a valid and enforceable security interest in all of the kinds and categories of personal property described in the Security Agreement, including without limitation its Accounts Receivable, inventory and equipment, wherever located, in, to, or under which Borrower or EDI now has or hereafter acquires any right, title, or interest, whether present, future, or contingent, and in Borrower's and EDI's expectancy to acquire such property, subject to no prior Liens except for Permitted Liens.

         2.12 Section 9.1(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  (b) Annual Statements of Borrower and EDI. As soon as available and in any event within ninety (90) days after the close of each fiscal year of Borrower, audited financial statements of Borrower, including its balance sheet as of the close of such fiscal year and statements of income of Borrower for such fiscal year, prepared on a consolidated and consolidating basis with EDI and in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of independent public accountants of recognized national standing selected by Borrower and acceptable to Lender, to the effect that such financial statements have been prepared in accordance with GAAP (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

         2.13 Section 9.1(e) of the Loan Agreement is hereby amended in its entirety to read as follows:


                  (e) Agings of Accounts. Within thirty (30) days after the end of each month, agings and listings of all Accounts Receivable, all inventory, and all accounts payable of Borrower and EDI, in such level of detail as Lender shall reasonably


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
         require. Lender shall have the right, at Borrower's expense, to inspect Borrower's and EDI's Accounts Receivable, inventory and accounts payable.

         2.14 Section 9.1(h) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  (h) Other Information. (i) As soon as available, copies of each annual report, proxy or financial statement or other report or communication which Borrower may make available to stockholders or debenture holders, as such, and copies of all annual, regular, and periodic and special reports and registration statements sent to the SEC or any securities exchange, and (ii) such other information concerning the business, properties or financial condition of Borrower and EDI as Lender shall reasonably request.

         2.15 Section 10.8 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  10.8     Financial Covenants.  It will not permit:

                           (a) The ratio of Total Funded Debt to EBIDA to be
                  greater than 3.0 to 1.0 at the end of any fiscal year end of Borrower, commencing with the fiscal year ending September 30, 1999.

                           (b) The ratio of EBIT to interest expense of Borrower
                  to be greater than 1.5 to 1.0 at the end of any quarterly accounting period of Borrower. The foregoing ratio of EBIT to interest expense shall initially be calculated on an annualized basis for the three (3) calendar quarters ending March 31, 1999, June 30, 1999 and September 30, 1999.
                  Commencing with the calendar quarter ending December 31, 1999, the ratio of EBIT to interest expense shall be calculated on a rolling four-quarter basis.

                           (c) Its Tangible Net Worth to be less than
                  $20,000,000.00 at the end of any quarterly accounting period of Borrower, commencing with the quarterly accounting period ending December 31, 1998.

                           (d) Its Owner's Equity Percentage to be less than
                  forty percent (40%) at the end of any quarterly accounting period of Borrower.

                           (e) Commencing with the period covered by the March
                  31, 1999 financial statements, its Debt Coverage Ratio to be less than 1.5 to 1.0 at the end of any quarterly accounting period of



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                  Borrower. The foregoing Debt Coverage Ratio shall initially be calculated on an annualized basis for the three (3) calendar quarters ending March 31, 1999, June 30, 1999 and September
                  30, 1999. Commencing with the calendar quarter ending December 31, 1999, the Debt Coverage Ratio shall be calculated on a rolling four-quarter basis.

         2.16 The following new Section 10.9 is hereby added to Article 10 of the Loan Agreement:

                  10.9 Repurchase of Preferred Stock. Borrower shall not repurchase its preferred stock unless (i) the funds used for such purchase are from operations and not from borrowed funds, and (ii) Borrower remains in compliance with all Financial Covenants.

         2.17 Sections 11.1(d), (e), (f), (g), (h), (i), (j), (k), (m), (n), or
(o) are hereby amended by inserting therein, after the word "Borrower" in each instance, the words "or EDI."

         2.18 The Borrowing Base Certificate attached to the Loan Agreement as Exhibit "1" is hereby replaced in its entirety with the Borrowing Base Certificate attached hereto as Exhibit "1".

         2.19 The following new Section 2(g) is hereby added to Section 2:

                  (g) The full and timely payment of all amounts now or hereafter due and payable by Debtor to Secured Party under any interest rate swap, cap, collar or similar transaction, or any master agreement for such transactions, now or hereafter in effect between Debtor and Secured Party, whether such amounts are due and payable on the date(s) scheduled therefor, or otherwise.

         2.20 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein is materially incomplete, incorrect, or misleading as of the date hereof.

         2.21 Each reference in the Loan Documents to any of the Loan Documents is hereby amended to be a reference to such document as modified herein and in any modification of mortgage executed in connection herewith.

SECTION 3.        RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

         The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loans and the obligations of Borrower in the Loan Documents.



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SECTION 4.  BORROWER REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants to Lender:

         4.1 No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

         4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Loans from the most recent financial statement received by Lender.

         4.3 Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

         4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loans or the Loan Documents as modified herein.

         4.5 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

         4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

SECTION 5.  BORROWER COVENANTS.

         Borrower covenants with Lender:

         5.1 Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Agreement.



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         5.2 Borrower fully, finally, and absolutely and forever releases and discharges Lender and its present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, and whether contingent or matured, (i) in respect of the Loans, the Loan Documents, or the actions or omissions of Lender in respect of the Loans or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement.

SECTION 6.        CONDITIONS PRECEDENT.

         The agreements of Lender and the modifications contained herein shall not be binding upon Lender until Lender has executed and delivered this Agreement and Lender has received, at Borrower's expense, all of the following, all of which shall be in form and content satisfactory to Lender and shall be subject to approval by Lender:

         6.1 An original of this Agreement fully executed by the Borrower;

         6.2 An original Agreement Concerning Year 2000 Compliance fully executed by Borrower;

         6.3 Such UCC Financing Statement Change Forms fully executed by Borrower as Lender shall require to reflect the name change of Borrower;

         6.4 An original Unconditional Guarantee of Payment fully executed by Electronic Designs, Inc., a Delaware corporation ("EDI");

         6.5 An original Security Agreement and related UCC-1 financing statements fully executed by EDI;

         6.6 If Borrower or EDI a corporation, limited liability company, partnership or trust, such resolutions or authorizations and such other documents as Lender may require relating to the existence and good standing of that corporation, partnership or trust, and the authority of any person executing this Agreement or other documents on behalf of that corporation, limited liability company, partnership or trust; and

         6.7 Payment of all the internal and external costs and expenses incurred by Lender in connection with this Agreement (including, without limitation, a documentation fee in the amount of $300.00 and outside attorneys, appraisal, appraisal review, processing, title, filing and recording costs, expenses, and fees).


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SECTION 7.        INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION,
                  OR WAIVER.

         The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Lender in respect of the Loans and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

SECTION 8.        BINDING EFFECT.

         The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower, provided, however, Borrower may not assign any of its right or delegate any of its obligation under the Loan Documents and any purported assignment or delegation shall be void.

SECTION 9.        CHOICE OF LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

SECTION 10.       COUNTERPART EXECUTION.




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
         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

         DATED as of the date first above stated.

                         WHITE ELECTRONIC DESIGNS
                         CORPORATION, an Indiana corporation, formerly known as Bowmar Instrument Corporation



                         By:     /s/
                               --------------------------------
                         Name:
                               --------------------------------
                         Title:
                               --------------------------------

                                                     BORROWER


                         BANK ONE, ARIZONA, NA, a national banking association



                         By:    /s/
                               --------------------------------
                         Name:
                               --------------------------------
                         Title:
                               --------------------------------

                                                     LENDER




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